UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of Principal Executive Offices, and Zip Code)

(518) 452-1242

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TWMC	NASDAQ Stock Market

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are more fully described in our proxy statement:

On the record date for the Annual Meeting, there were 36,258,839 shares issued, outstanding and entitled to vote. Shareholders holding 23,753,809 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSALS NO. 1 and 5– ELECTION OF DIRECTORS

Director	Votes For	Votes Against	Broker Non-Votes	Abstain	Uncast

Michael Feurer	11,683,740	2,381,489	9,688,580	0	0
Jeff Hastings	8,252,596	356,960	15,098,998	45,255	0
Robert Marks	12,790,448	1,274,781	9,688,580	0	0
Michael Nahl	12,479,861	1,585,368	9,688,580	0	0
W. Michael Reickert	11,259,070	2,806,159	9,688,580	0	0
Michael Solow	11,642,893	2,406,949	9,688,580	15,387	0

The Company was informed by Mr. Jeff Hastings that he will not be able to begin his term as a director of the Company until September 2019.

PROPOSAL NO. 2- Advisory Vote to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,642,893	2,406,949	15,387	9,688,580

PROPOSAL NO. 3- Advisory Vote on Frequency of Holding Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

5,143,186	317,671	8,570,316	34,056	9,688,580

PROPOSAL NO. 4- To grant authority to the Board of Directors to adopt an amendment to the Company’s Certificate of Incorporation, as amended, to affect a reverse stock split at a ratio up to 1-for-20

Votes For	Votes Against	Abstentions	Broker Non-Votes

18,353,577	254,924	5,145,308	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer